NEITHER THIS WARRANT NOR THE SECURITIES TO BE RECEIVED UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED, WHETHER OR NOT FOR CONSIDERATION, IN THE ABSENCE OF (1) AN EFFECTIVE REGISTRATION STATEMENT AND QUALIFICATION WITH RESPECT TO SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER ANY APPLICABLE STATE SECURITIES LAWS OR (2) AN EXEMPTION FROM SUCH QUALIFICATION AND REGISTRATION.

                          COMMON STOCK PURCHASE WARRANT
No. ___                                                       ____________, 1999

         NETGATEWAY, INC., a Nevada corporation (the "Company"), having its executive offices at 300 Oceangate, Suite 500, Long Beach, California 90802, does hereby certify and agree that, for good and valuable consideration (the existence, sufficiency and receipt of which are hereby acknowledged by the Company
________________________________________________________________________________
his heirs, successors and assigns ("Holder"), hereby is entitled to purchase from the Company, during the term set forth in Section 1 hereof, up to an aggregate amount of * * shares (the "Exercise Quantity") of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock, par value US$.001 per share, of the Company (the "Common Stock"), all upon the terms and provisions and subject to adjustment of such Exercise Quantity as provided in this Common Stock Purchase Warrant (the "Warrant"). The exercise price per share of Common Stock for which this Warrant is exercisable shall be _______ AND ___/ONE HUNDREDTHS DOLLARS ($____), as adjusted from time to time pursuant to the terms of this Warrant (the "Exercise Price").

                  The term of this Warrant commences as of the date hereof, and shall expire at 5:00 P.M., Pacific time, on ______, 2001. In the event that this Warrant would expire on a day that is not a Business Day (as defined below), then the term of this Warrant automatically shall be extended to 5:00 P.M., Pacific time, on the next succeeding Business Day.

     This Warrant may be exercised by the Holder of this Warrant at any time during the term hereof, in whole or in part, from time to time (but not for fractional shares, unless this Warrant is exercised in whole), by presentation and surrender of this Warrant to the Company, duly completed and executed for exercise, together with payment in the aggregate amount equal to the Exercise Price multiplied by the number of shares of Common Stock being purchased. Payment of the Exercise Price shall be by certified check payable to the order of the Company. Upon the Company's receipt of this Warrant, duly completed and signed for exercise, and the requisite payment, the Company shall issue and deliver (or cause to be delivered) to the exercising Holder stock certificates aggregating the number of shares of Common Stock purchased. In the event of a partial exercise of this Warrant, the Company shall issue and deliver to the Holder a new Warrant at the same time such stock certificates are delivered, which new Warrant shall entitle the Holder to purchase the balance of the Exercise Quantity not purchased in that partial exercise and shall otherwise be upon the same terms and provisions as this Warrant.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized representative and its corporate seal, if any, to be impressed hereupon and attested to by its Secretary or Assistant Secretary.

                                         NETGATEWAY, INC.,
                                         a Nevada corporation
Attest:


By:  _______________________________     By:  ________________________
     Hanh M. Ngo                              Donald M. Corliss, Jr.
     Secretary                                President

         1. Exercise. Upon the due exercise by the Holder of this Warrant, whether in whole or in part, the Holder (or any other person to whom a stock certificate is to be so issued) shall be deemed for all purposes to have become the Holder of record of the shares of Common Stock for which this Warrant has been so exercised (the "Warrant Securities"), effective immediately prior to the close of business on the date this Warrant, the completed and signed Exercise Form and the requisite payment were duly delivered to the Company, irrespective of the date of actual delivery of certificates representing such shares of Common Stock so issued. In the event the Holder of this Warrant desires that any or all of the stock certificates to be issued upon the exercise hereof be registered in a name or names other than that of the Holder of this Warrant, the Holder must (i) so request in writing at the time of exercise if the transfer is not a registered transfer, (ii) provide to the Company an opinion of counsel reasonably satisfactory to the Company to the effect that the proposed transfer may be effected without registration under the Securities Act, and (iii) pay to the Company funds sufficient to pay all stock transfer taxes (if any) payable in connection with the transfer and delivery of such stock certificates.

         2. Surrender of Warrant; Expenses. Whether in connection with the exercise, exchange, registration of transfer or replacement of this Warrant, surrender of this Warrant shall be made to the Company during normal business hours on a Business Day (unless the Company otherwise permits) at the executive offices of the Company specified above, or to such other office or duly authorized representative of the Company as from time to time may be designated by the Company by written notice given to the Holder of this Warrant. The Holder shall pay all costs and expenses incurred in connection with the exercise, registering, exchange, transfer or replacement of this Warrant (excluding the costs of preparation, execution and delivery of warrants and stock certificates) and shall pay all taxes and other charges imposed by law payable in connection with the exercise, registration, exchange, transfer or replacement of this Warrant.

         3. Warrant Register; Transfer; Loss. The Company at all times shall maintain at its chief executive offices an open register for all Warrants, in which the Company shall record the name and address of each person to whom a Warrant has been issued or transferred, the number of shares of Common Stock or other securities purchasable thereunder and the corresponding purchase prices. Neither this Warrant nor the Warrant Securities, when issued, may be transferred: (a) if such transfer would constitute a violation of any federal or state securities laws or a breach of the conditions to any exemption from registration thereunder and (b) unless and until one of the following has occurred: (i) registration of this Warrant or the Warrant Securities, as the case may be, under the Securities Act, and such registration or qualification as may be necessary under the securities laws of any state, have become effective, or (ii) the Holder has delivered evidence reasonably satisfactory to the Company that such registration or qualification is not required. This Warrant may be transferred only in accordance with the provisions hereof, in whole or in part, by the Holder or any duly authorized representative of such Holder. A transfer may be registered with the Company by submission to it of this Warrant, duly completed and signed for assignment, and an opinion of counsel reasonably satisfactory to the Company. Within five (5) Business Days after the Company's receipt of this Warrant so completed and executed and opinion, the Company will issue and deliver to the transferee a new Warrant representing the portion of the Exercise Quantity transferred at the same Exercise Price per share and otherwise having the same terms and provisions as this Warrant, which the Company will register in the new Holder' s name. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Warrant, and (a) in the case of loss, theft or destruction, upon receipt by the Company of indemnity reasonably satisfactory to it or (b) in the case of mutilation, upon surrender and cancellation thereof, the Company, at its expense, will execute, register and deliver, in lieu thereof, a new certificate or instrument for (or covering the purchase of) this Warrant. The Company will from time to time take all such action as may be necessary to assure that the par value per share of the unissued Common Stock acquirable upon exercise of this Warrant is at all times equal or less than the Exercise Price then in effect.

         4. Adjustment of Exercise Price in the Event of Dividends, Stock Splits and Reverse Stock Splits. In case the Company shall at any time issue Common Stock or Common Stock equivalents by way of a dividend or other distribution on any stock of the Company or effect a stock split or reverse stock split of the outstanding shares of Common Stock, the Exercise Price then in effect shall be proportionately decreased in the case of such issuance (on the day following the date fixed for determining shareholders entitled to receive such dividend or other distribution) or decreased in the case of such stock split or increased in the case of such reverse stock split (on the date that such stock split or reverse stock split shall become effective), by multiplying the Exercise Price in effect immediately prior to the stock dividend, stock split or reverse stock split by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately prior to such stock dividend, stock split or reverse stock split, and the denominator of which is the number of shares of Common Stock outstanding immediately after such stock dividend, stock split or reverse stock split.

         5. Reorganization; Asset Sales; Etc. In case of (i) any capital reorganization or any reclassification of the capital stock of the Company, (ii) any consolidation or merger of the Company with or into another corporation or entity, (iii) the disposition or transfer of the assets of the Company other than in the ordinary course of the Company's business, or (iv) the dissolution, liquidation or winding up of the Company, the Holder of this Warrant shall thereafter be entitled to purchase upon exercise hereof the kind and amount of shares of stock and other securities and property receivable in such transaction by a holder of the number of shares of Common Stock of the Company into which this Agreement entitled the holder to purchase immediately prior to such capital reorganization, reclassification of capital stock, non-surviving combination or disposition.

         6. Certain Definitions. "Fair Value" as of a particular date shall mean the last sale price of the Common Stock as reported on a national securities exchange or on the Nasdaq SmallCap or National Market System or, if a last sale reporting quotation is not available for the Common Stock, the average of the bid and asked prices of the Common Stock as reported by The Nasdaq Stock Market, Inc. or on Nasdaq's OTC Bulletin Board Service, or if not so reported, as listed in the National Quotation Bureau, Inc.'s "Pink Sheets." If such quotations are unavailable, or with respect to other appropriate security, property, assets, business or entity, "Fair Value" shall mean the fair value of such item as determined by the Board of Directors of the Company.

         7. Governing Law. WITH RESPECT TO CORPORATE MATTERS, THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEVADA AND, WITH RESPECT TO ALL OTHER MATTERS, THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, IN EACH CASE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

         Exercise; Transfer. The undersigned Holder of this Warrant hereby irrevocably elects to exercise this Warrant to the extent of [____________________________] shares of Common Stock, $.001 par value per share, of the Company. The undersigned herewith encloses a certified check payable to the order of the Company in the amount of $_____________ in payment of the Exercise Price.

         FOR VALUE RECEIVED, the undersigned Holder hereby sells, assigns and transfers unto the transferee whose name and address are set forth below all of the rights of the undersigned under this Warrant (to the extent of the portion of the within Warrant being transferred hereby, which portion is ______________).

                  Name of Transferee:  ___________________________________
                  State of Organization (if applicable): ________________ Federal TIN or SSN: ___________________________________
                  Address:  ______________________________________________

         The undersigned does hereby irrevocably constitute and appoint ________________________ attorney to register the foregoing transfer on the books of the Company maintained for that purpose, with full power of substitution in the premises. As required, enclosed herewith is the opinion of legal counsel for the undersigned.

         If this exercise or transfer is not an exercise or transfer in full, then the undersigned Holder hereby requests that a new Warrant of like tenor (exercisable for the balance of the Exercise Quantity of shares of Common Stock underlying this Warrant) be issued and delivered to the undersigned Holder at the address on the warrant register of the Company.

Dated: ____________________

                                    ------------------------------------
                                   (Name of Registered Holder - Please Print)


                                   By:  ________________________________
                                       (Signature of Registered Holder or of
                                        Duly Authorized Signatory)